SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Natural Resources Fund -- Class A Shares
Fiscal period ending:8/31/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000     $1000        $1000

ERV =  Ending Redeemable Value   $1,238.37 $1,740.08    $2,487.72

T   =  Average Annual
       Total Return              23.84%      11.72%      9.54%*

              *Life of fund, if less than 10 years





      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Natural Resources Fund-- Class B Shares
Fiscal period ending:8/31/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000       $1000     $1000

ERV =  Ending Redeemable Value   $1,254.02   $1,758.43 $2,431.90

T   =  Average Annual
       Total Return              25.40%       11.95%     9.29%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Natural Resources Fund -- Class M Shares
Fiscal period ending:8/31/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,262.20 $1,736.86    $2,406.96

T   =  Average Annual
       Total Return              26.22%     11.67%       9.18%*

              *Life of fund, if less than 10 years